Exhibit 99.1

                            JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f)(1) of Regulation 13D of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of this statement and any amendments hereto.

Date:  February 18, 1999



                                    DURVET/PMR, L.P.,
                                    By:  DURVET, INC.

                                    by:   /s/ Robert E. Hormann
                                          Name:  Robert E. Hormann
                                          Title: President

                                    /s/ W. M.Jones, Jr.
                                    W. M. Jones, Jr.

                                    /s/ Bruce G. Baker
                                    Bruce G. Baker

                                    /s/ Robert W. Schlutz
                                    Robert W. Schlutz

                                    /s/ Alec L. Poitevint, II
                                    Alec L. Poitevint, II

                                    /s/ Robert E. Hormann
                                    Robert E. Hormann

                                    /s/ Robert J. Elfanbaum
                                    Robert J. Elfanbaum